UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2023

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 5, 2023, The Honest Company, Inc. (the “Company”) announced the appointment of David Loretta as the Company’s Chief Financial Officer, effective September 25, 2023 (the “Effective Date”).

Mr. Loretta, 56, most recently served as the Senior Vice President and Chief Financial Officer at Duluth Holdings Inc. beginning in July 2017. Prior to joining Duluth Holdings Inc., Mr. Loretta founded and operated his own specialty food and beverage business, Pacific Time, LLC, from 2014 to 2016. Prior to that Mr. Loretta spent more than a decade at Nordstrom in various leadership roles from 2000 to 2013, including serving as President and Chief Financial Officer of Nordstrom Bank from 2009 to 2013. During his tenure, Mr. Loretta was responsible for financial reporting, budgeting, forecasting and long-range strategic planning as well as operational leadership. Previously at Nordstrom, Inc., he served as corporate Vice President and Treasurer from 2005 to 2009 overseeing treasury, investor relations and corporate development. Before his 13 years with Nordstrom, Mr. Loretta was Director of Planning and Analysis for Restoration Hardware, Inc., where he developed a companywide budgeting, forecasting and reporting process for the retail stores, catalog direct mail and e-commerce. Mr. Loretta earned an M.B.A. in International Business and Finance from San Diego State University and a B.A. in Business Economics from the University of California, Riverside.

Pursuant to the terms of Mr. Loretta’s employment agreement (the “Loretta Employment Agreement”) effective as of the Effective Date, Mr. Loretta’s employment may be terminated at-will by either party, with or without notice. Mr. Loretta will receive a base salary of $475,000 per year and be eligible for an annual discretionary bonus with a target amount of 70% of his base salary based on the achievement of certain corporate and/or individual objectives and milestones that are determined by the Board of Directors of the Company (the “Board”). He will be eligible to participate in the benefit and perquisite programs available to Company executives, will be entitled to a lump sum payment of $100,000 (less any applicable withholdings) for purposes of relocating to California within 12 months following the Effective Date, and will be eligible for a sign-on bonus of $150,000 (less any applicable withholdings) to be paid in equal installments six months and 12 months from the Effective Date subject to his continuous employment on those dates. Mr. Loretta will be granted restricted stock units (“RSUs”) with a value of $1,000,000 (“Sign-On Grant”), 25% of which will vest on the Company’s first quarterly vesting date closest to the first anniversary of the grant date and 1/12th of the remaining RSUs will vest on each of the Company’s next 12 quarterly vesting dates, subject to the terms and conditions of the Company’s 2023 Inducement Plan. The number of RSUs subject to the Sign-On Grant is calculated by dividing the value of the Sign-On Grant by the 30-day trailing average of the closing price of a share of the Company’s common stock on the grant date. Subject to his continuous employment and approval of the Board, Mr. Loretta will receive a grant with a value of $735,000 (“Refresh Grant”) in the first quarter of 2024. 25% of the Refresh Grant will vest on the Company’s first quarterly vesting date following the first anniversary of the grant date and 1/12th of the remaining RSUs will vest on each of the Company’s next 12 quarterly vesting dates, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan. The number of RSUs subject to the Refresh Grant is calculated by dividing the value of the Refresh Grant by the 30-day trailing average of the closing price of a share of the Company’s common stock on the grant date. The sign-on cash bonus will be subject to any recoupment policy adopted by the Company or as required by law.

Mr. Loretta will be entitled to receive severance benefits in the event his employment is terminated by the Company without cause or he resigns for good reason, provided he remains in compliance with the terms of the Loretta Employment Agreement. In the event of such termination or resignation, Mr. Loretta will receive (i) severance of 12 months of his then-current base salary paid in a continuation on the Company’s regular payroll, (ii) his annual pro-rated bonus, based on the achievement of certain corporate and/or individual objectives and milestones that are determined by the Board, for the year in which such termination or resignation occurs, and (iii) up to 12 months of COBRA group health insurance continuation. The severance benefits are conditioned upon Mr. Loretta signing and not revoking a separation agreement and release of claims by no later than the 60th day after the employment termination and resigning from all positions and terminating any relationships as an employee, advisor, officer or director with the Company and its affiliates as of the date of termination.

The Company expects that Mr. Loretta will enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-255150), filed with the Securities and Exchange Commission on April 20, 2021.

The selection of Mr. Loretta to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Loretta and any director or executive officer of the Company. Mr. Loretta has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Departure of Chief Financial Officer

On September 5, 2023, the Company announced that Kelly Kennedy will leave her current role as Chief Financial Officer of the Company on the Effective Date and her employment with the Company will end on September 29, 2023 (the “Departure Date”).

Following the Departure Date and to ensure an orderly transition, Ms. Kennedy has agreed to be available to consult with the Company through December 31, 2023 (the “Consulting Period”).

During the period ending on the Departure Date, Ms. Kennedy shall continue to be employed by the Company and will continue to receive her current base salary and other benefits currently provided to her, including her bonus for 2023 as determined by the Board based on the achievement of applicable performance goals, prorated based on the number of days she was employed by the Company in 2023 (the “2023 Bonus”). Ms. Kennedy will be entitled to receive the 2023 Bonus, if any, even though such amounts will be paid following the Departure Date, no later than March 15, 2024.

The Compensation Committee of the Board approved the principal terms of Ms. Kennedy’s separation agreement and consulting arrangement on August 31, 2023. The Company anticipates that it will enter into a separation agreement (the “Separation Agreement”) with Ms. Kennedy, which, together with her Employment Agreement dated as of April 24, 2021, (the “Kennedy Employment Agreement”) will govern the terms of her separation from the Company. Ms. Kennedy’s separation will be treated as a termination of her employment without cause pursuant to the Kennedy Employment Agreement for all purposes. In addition, the Company anticipates that it will enter into a consulting agreement (the “Consulting Agreement”) with Ms. Kennedy which will govern the terms of her consulting arrangement with the Company for the Consulting Period. The principal terms of Ms. Kennedy’s separation and consulting arrangement are summarized below.

Under the Separation Agreement, Ms. Kennedy will receive the payments described under the Kennedy Employment Agreement in the event she is terminated without cause, as follows: (i) 6 months of her current annual base salary paid as a continuation of the Company’s regular payroll; (ii) the 2023 Bonus; and (iii) up to 6 months of COBRA group health insurance continuation. Vesting of Ms. Kennedy’s equity awards with the Company’s fourth quarter 2023 and first quarter 2024 vesting dates will be accelerated to the Departure Date and any RSUs remaining to vest after these dates will be forfeited. The Separation Agreement will contain a general release and waiver of claims pursuant to which Ms. Kennedy agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to her execution of the Separation Agreement. Under the Consulting Agreement, Ms. Kennedy will receive the payment of (i) an additional 6 months of COBRA group health insurance continuation subject to her continued eligibility; and (ii) an agreed hourly rate for any consulting work provided during the pendency of the Consulting Period.

Item 7.01 Regulation FD Disclosure.

On September 5, 2023, the Company issued a press release announcing Mr. Loretta’s appointment and Ms. Kennedy’s departure. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	September 5, 2023	By:	/s/ Kelly J. Kennedy
Name: Kelly J. Kennedy
Title: Executive Vice President, Chief Financial Officer